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                                                                    EXHIBIT 23.2

PRICEWATERHOUSECOOPERS
                                                ZAO PRICEWATERHOUSECOOPERS AUDIT
                                                KOSMODAMIANSKAYA NAB. 52, BLD. 5
                                                113054 MOSCOW
                                                RUSSIA
                                                TELEPHONE +7 (095) 967 6000
                                                FACSIMILE +7 (095) 967 6001



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of Kinam Gold Inc. (formally Amax Gold Inc.) of our report dated February 28, 2001 relating to the financial statements of Omolon Gold Mining Company, which appears in the Annual Report of Kinam Gold Inc. on Form 10-K.

/s/ PriceWaterhouseCoopers

Moscow, Russia
March 29, 2001